As filed with the Securities and Exchange Commission on March 29, 2002
                                                                                      Registration No. 333- 37860

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
______________________

NETLOJIX COMMUNICATIONS, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0378021 (I.R.S. Employer Identification No.)

501 Bath Street
Santa Barbara, California 93101
(805) 884-6300
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Anthony E. Papa
Chairman of the Board of Directors
Chief Executive Officer
NetLojix Communications, Inc.
501 Bath Street
Santa Barbara, California 93101
(805) 884-6300
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

COPIES TO:

Thomas N. Harding
Seed Mackall LLP
1332 Anacapa Street, Suite 200
Santa Barbara, CA 93101
(805) 963-0669

EXPLANATORY NOTE:

        On May 25, 2000, the Registrant filed its Registration Statement on Form S-3 (Registration No. 333- 37860; the "Registration Statement") to register the sale by certain selling shareholders of up to 450,000 shares of its Common Stock. These included 375,000 shares then owned by such shareholders and an additional 75,000 shares issuable by the Registrant upon exercise of warrants owned by such shareholders.

        In Item 17 of the Registration Statement, the Registrant undertook to remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering. The offering of shares described in the Registration Statement has now terminated. Of the 450,000 shares of the Registrant's Common Stock registered by the Registration Statement, 375,000 shares were transferred prior to the termination of the offering. None of the 75,000 shares issuable by the Registrant upon exercise of the warrants have been issued or sold. Accordingly, all such shares are hereby removed from registration.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, California, on March 28, 2002.

By /s/ ANTHONY E. PAPA
Anthony E. Papa
Chairman of the Board and
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2002.

Signature	Title
/s/ ANTHONY E. PAPA Anthony E. Papa	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
* James P. Pisani	President, Chief Operating Officer, Secretary and Director
/s/ GREGORY J. WILSON Gregory J. Wilson	Treasurer and Controller (Principal Financial and Accounting Officer)
* Jeffrey J. Jensen	Director
* Anthony D. Martin	Director
* By: /s/ ANTHONY E. PAPA Attorney-in-Fact